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                                                                 EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Digi International Inc. on Form S-8 of our report dated November 15, 1995, on our audits of the consolidated financial statements and financial statement schedule of Digi International Inc. as of September 30, 1995 and 1994, and for the years ended September 30, 1995, 1994 and 1993, which report is included in or incorporated by reference in the Annual Report on Form 10-K.



                                       /s/ Coopers & Lybrand L.L.P.

                                       COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
January 5, 1996